                                                                      Exhibit 11
                               CEM CORPORATION
                      COMPUTATION OF EARNINGS PER SHARE
            FOR THE THREE MONTHS ENDED DECEMBER 31, 1995 AND 1994


                                                                                     1995                    1994
                                                                                 ------------            ------------
NET INCOME.......................................                                $  1,001,000            $    885,000
                                                                                 ============            ============

Weighted average number of shares outstanding....                                   3,609,000               3,621,000

Number of shares purchasable upon exercise of
   options, reduced by the number of shares
   which could have been purchased with
   proceeds from exercise of such options at
   average market price..........................                                     132,000                 113,000
                                                                                 ------------            ------------

Weighted average number of shares outstanding,
   as adjusted...................................                                   3,741,000               3,734,000
                                                                                 ============            ============

PRIMARY EARNINGS PER SHARE.......................                                $        .27            $        .24
                                                                                 ============            ============

NET INCOME.......................................                                $  1,001,000            $    885,000
                                                                                 ============            ============

Weighted average number of shares outstanding....                                   3,609,000               3,621,000

Number of shares purchasable upon exercise of
   options, reduced by the number of shares
   which could have been purchased with
   proceeds from exercise of such options at
   the greater of period-end market price or
   average market price..........................                                     132,000                 113,000
                                                                                 ------------            ------------

Weighted average number of shares outstanding,
   as adjusted...................................                                   3,741,000               3,734,000
                                                                                 ============            ============
EARNINGS PER COMMON SHARE,
   ASSUMING FULL DILUTION........................                                $        .27            $        .24
                                                                                 ============            ============

                                                                      Exhibit 11
                               CEM CORPORATION
                      COMPUTATION OF EARNINGS PER SHARE
             FOR THE SIX MONTHS ENDED DECEMBER 31, 1995 AND 1994


                                                                                     1995                    1994
                                                                                 ------------            ------------
NET INCOME.......................................                                $  1,678,000            $  1,505,000
                                                                                 ============            ============

Weighted average number of shares outstanding....                                   3,625,000               3,652,000

Number of shares purchasable upon exercise of
   options, reduced by the number of shares
   which could have been purchased with
   proceeds from exercise of such options at
   average market price..........................                                     128,000                 100,000
                                                                                 ------------            ------------

Weighted average number of shares outstanding,
   as adjusted...................................                                   3,753,000               3,752,000
                                                                                 ============            ============

PRIMARY EARNINGS PER SHARE.......................                                $        .45            $        .40
                                                                                 ============            ============



NET INCOME.......................................                                $  1,678,000            $  1,505,000
                                                                                 ============            ============
Weighted average number of shares outstanding....                                   3,625,000               3,652,000

Number of shares purchasable upon exercise of
   options, reduced by the number of shares
   which could have been purchased with
   proceeds from exercise of such options at
   the greater of period-end market price or
   average market price..........................                                     128,000                 100,000
                                                                                 ------------            ------------
Weighted average number of shares outstanding,
   as adjusted...................................                                   3,753,000               3,752,000
                                                                                 ============            ============
EARNINGS PER COMMON SHARE,
   ASSUMING FULL DILUTION........................                                $        .45            $        .40
                                                                                 ============            ============





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